Exhibit 10.37

FIRST AMENDMENT TO

MANAGEMENT SERVICES AGREEMENT

This FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (this “First Amendment”) is effective as of March 1, 2009, by and between VINLAND ENERGY OPERATIONS, LLC, a Delaware limited liability company (“Manager”) and VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company, and its subsidiaries, ARIANA ENERGY, LLC and TRUST ENERGY COMPANY, LLC (collectively the “Company”).

RECITAL:

WHEREAS, Manager and the Company are parties to that certain Management Agreement, dated as of January 5, 2007 (the “Management Agreement”) wherein, Manager agreed to provide certain management and general and administrative support services to Company for its Properties, and the Company agreed to pay to Manager the compensation provided for in this Agreement as set forth therein.

WHEREAS, Manager and Company now desire to temporarily amend and/or replace certain terms, provisions or conditions of the Management Agreement, as provided in and for the duration of this First Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; the parties agree as follows:

1.
The term of this First Amendment shall commence on March 1, 2009 and shall continue in full force and effect until December 31, 2009.  After December 31, 2009, the term of this First Amendment shall be extended automatically from month to month thereafter, unless Manager or the Company gives the other written notice of its intention to terminate this First Amendment at the next following monthly renewal which is at least thirty (30) days after the notice is given.  Upon the termination of this First Amendment, all of the original terms and conditions of the Management Agreement, including those terms amended herein, shall be and remain in full force and effect in accordance with such terms and conditions.

2.	For the duration of this First Amendment, Section 4. is deleted in its entirety and replaced with the following provision:

Section 4.  Compensation.  For the Services provided hereunder by Manager to the Company, the Manager shall be due a per-well fee in the amount equal to Ninety-Five Dollars ($95) for (i) each economically producing oil and/or gas well within the AMI in which the Company owns or holds an interest that is listed on the December 31, 2006 report of Netherland, Sewell and Associates, Inc.; or (ii) all economically producing oil and/or gas wells drilled or acquired by the Company within the AMI following December 31, 2006 (the “Management Fee”).  The Management Fee shall be paid jointly by the Working Interest owners in each of the wells such that Company shall only be required to pay to Manager the percentage of the Management Fee which corresponds to the Company’s percentage of Working Interest in such well.

Beginning on  January 1, 2011, the producing well rates stipulated in this Section 4 shall be increased by eleven percent (11%) and shall be adjusted annually thereafter upon the wage index adjustment published by COPAS.

In addition, Company agrees to reimburse Manager for any Lease Level Payables that may be paid with funds of Manager rather than funds of Company.  If, due to the occurrence of an unusual circumstance, Manager determines that it has incurred extraordinary expenses in order to provide any of the Services, Manager may request that the Company pay additional reasonable compensation for such Services, and Company may determine to agree to any such request (in whole or in part) in their sole and absolute discretion, respectively; however, the Company shall not have any obligation to consent to the payment of such additional compensation and nothing contained in this sentence shall be construed to affect or otherwise alter the obligation of Manager to provide the Services described herein.

3.	The parties hereto agree that except as expressly amended herein, all of the terms and conditions of the Management Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Management Services Agreement effective as of the date first above written.

MANAGER:

VINLAND ENERGY OPERATIONS, LLC

By: _/s/ Majeed S. Nami_________________

Its: Manager

COMPANY:

VANGUARD NATURAL GAS, LLC

By: /s/ Scott W. Smith___________________

Its: Manager

ARIANA ENERGY, LLC

By: VANGUARD NATURAL GAS, LLC

Its: SOLE MEMBER

By: /s/ Scott W. Smith___________________

Its: Manager

TRUST ENERGY COMPANY, LLC

By: VANGUARD NATURAL GAS, LLC

Its: MANAGER

By: /s/ Scott W. Smith___________________

Its: Manager